Exhibit 99.2

RenaissanceRe Announces Redemption of 5.375% Series E Preference Shares

PEMBROKE, Bermuda, July 12, 2021 — RenaissanceRe Holdings Ltd. (NYSE:RNR) (the “Company” or “RenaissanceRe”) announced today that it has decided to call all 11,000,000 of its outstanding 5.375% Series E Preference Shares (NYSE: RNRPRE; CUSIP: G7498P 119) (the “Series E Preference Shares”) for mandatory redemption on August 11, 2021. The redemption price will be $25.00 per Series E Preference Share, plus accrued and unpaid dividends to August 10, 2021. The Company will use a portion of the proceeds of its previously announced offering of depositary shares, each representing a 1/1,000th interest in a 4.20% Series G Preference Share, which closed July 12, 2021, to redeem the Series E Preference Shares.

All of the outstanding Series E Preference Shares will be called for redemption. On and after the redemption date, the Series E Preference Shares so redeemed will no longer be deemed to be outstanding, dividends on such Series E Preference Shares will cease to accrue, and all rights of the holders of such Series E Preference Shares will cease, except for the right to receive the redemption price, without interest thereon, upon surrender of such Series E Preference Shares.

The notice of redemption has been mailed to registered holders of the Series E Preference Shares today. Requests for additional copies of the notice of redemption and the related materials should be directed to the redemption agent, Computershare Trust Company, N.A., at 150 Royall Street, Canton, MA 02021.

About RenaissanceRe

RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the uncertainty of the continuing and future impact of the COVID-19 pandemic, including measures taken in response thereto and the effect of legislative, regulatory and judicial influences on the Company’s financial performance and the Company’s ability to conduct its business; the frequency and severity of catastrophic and other events the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the Company’s ability to maintain its financial strength ratings; the effect of emerging claims and coverage issues; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that the Company intended to obtain; the highly competitive nature of the Company’s industry, resulting in consolidation of competitors, customers and insurance and reinsurance brokers, and the Company’s reliance on a small and decreasing number of brokers for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; the performance of the Company’s investment portfolio and financial market volatility; a contention by the U.S. Internal Revenue Service that Renaissance Reinsurance Ltd. or any of the Company’s other Bermuda subsidiaries is subject to taxation in the U.S.; the effects of U.S. tax reform legislation, Organisation for Economic Co-operation and Development or European Union (“EU”) measures and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in its joint ventures or other entities the Company manages; the effect of cybersecurity risks, including technology breaches or failure, on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives, and the success of any of the Company’s strategic investments or acquisitions, including its ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain its key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; soft reinsurance underwriting market conditions; changes in the method for determining the London Inter-bank Offered Rate (“LIBOR”) and the replacement of LIBOR; losses the Company could face from terrorism, political unrest or war; the Company’s ability to determine any impairments taken on its investments; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda laws or regulations or as a result of increased global regulation of the insurance and reinsurance industries; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers and other transactions; difficulties investors may have in serving process or enforcing judgments against the Company in the U.S.; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth and other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the effect of the exit by the United Kingdom from the EU; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and prospectus supplement dated July 7, 2021.

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Investor Contact:

RenaissanceRe Holdings Ltd.

Keith McCue

Senior Vice President, Finance & Investor Relations

441-239-4830

Media Contacts:

RenaissanceRe Holdings Ltd.

Keil Gunther

Senior Vice President, Head of Global Marketing & Client Communication

441-239-4932

Kekst CNC

Dawn Dover

212-521-4800